UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2006

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2006, Standard Pacific Corp. (the “Company”) issued a press release announcing that the Company had amended its revolving credit facility to increase the facility’s accordion feature by $400 million, allowing the maximum capacity of the facility to be increased from $1.1 to $1.5 billion if and when the accordion is exercised. In addition, the press release indicated that the Company closed a 5-year $100 million Term Loan A and a 7-year $250 million Term Loan B. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Item 1.01 above is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 9, 2006, the Company amended its Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock to increase the number of shares of Series A Junior Participating Cumulative Preferred Stock from 500,000 to 1,000,000. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the amendment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release announcing the amendment of the Company’s Revolving Credit Facility and the Closing of Two Term Loans

99.2	Certificate of Amendment of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Andrew H. Parnes Executive Vice President – Finance and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release announcing the amendment of the Company’s Revolving Credit Facility and the Closing of Two Term Loans

99.2	Certificate of Amendment of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock

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